UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2014

Lehigh Gas Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On August 6, 2014, Lehigh Gas Corporation (“LGC”), an entity wholly owned by a trust for which Joseph V. Topper, Jr., the Chairman and CEO of Lehigh Gas GP LLC, the general partner (the “General Partner”) of Lehigh Gas Partners LP (the “Partnership”), is the trustee and trusts for which each of Mr. Topper and John B. Reilly, III, who is a director of the General Partner, serve as trustees and CST Brands, Inc. (NYSE: CST) (“CST Brands”) entered into agreements pursuant to which CST Brands agreed to purchase 100% of the membership interests of the General Partner and all of the incentive distributions rights of the Partnership (the “General Partner Acquisition”). CST Brands is one of the largest independent retailers of motor fuels and convenience merchandise in North America.

As previously disclosed, the consummation of the General Partner Acquisition is subject to the satisfaction or waiver of certain conditions, including, among others, (i) written consent and/or waivers of default from the lenders party to, or an amendment of, the Third Amended and Restated Credit Agreement dated as of March 4, 2014 (as amended), by and among the Partnership and certain of its subsidiaries and the lenders and other parties thereto (the “Credit Agreement”) and (ii) each director of the board of directors of the General Partner (other than Mr. Topper who will remain a director and will become a member of the board of directors of CST Brands) delivering an executed resignation.

Upon the consummation of the General Partner Acquisition, which is expected to occur early in the fourth quarter of 2014, CST Brands will control the General Partner and will have the right to appoint all members of the board of directors of the General Partner. CST Brands recently advised the Partnership that, in addition to Mr. Topper, it intends to appoint upon the consummation of the General Partner Acquisition Kimberly S. Lubel, Chief Executive Officer, President and Chairman of the board of directors of CST Brands, Clayton E. Killinger, Senior Vice President and Chief Financial Officer of CST Brands, and Stephan F. Motz, Senior Vice President and Chief Development Officer of CST Brands, as directors of the board of directors of the General Partner, and John B. Reilly, III, Gene Edwards and Justin A. Gannon as independent directors of the board of directors of the General Partner. Following is information about each of the proposed members:

Kimberly S. Lubel. Ms. Lubel has been the Chairman and a member of the board of CST Brands since November 2012 and has served as its Chief Executive Officer and President since January 1, 2013. Ms. Lubel previously served as Executive Vice President and General Counsel of Valero, a position she held from October 2008 until her election to her position with CST Brands. Ms. Lubel joined Valero in 1997 and served as Managing Counsel and Vice President of Legal Services until January 2003, was promoted to Valero’s Vice President of Legal Services serving in this capacity from January 2003 to April 2006 and then served as Executive Vice President and General Counsel at Valero from April 2006 until November 2012. Ms. Lubel was elected Executive Vice President of Retail Marketing in November 2012. Ms. Lubel served as Lead Attorney for all of Valero’s major acquisitions in the six years prior to joining CST. She also oversaw Valero’s Commercial and Environmental Law departments as well as the Litigation, Labor and Ad Valorem Tax departments. Before joining Valero, Ms. Lubel specialized in mergers and acquisitions with the law firm of Kelly, Hart & Hallman in Fort Worth. She also serves as a Director of WPX Energy, Inc. since December 31, 2011. Ms. Lubel holds a Bachelor of Arts degree in Spanish and International Studies from Miami University (Ohio), Master of Arts degree in International Relations from Baylor University, and her Juris Doctorate from the University of Texas School of Law. Ms. Lubel is a 2009 graduate of the Stanford Executive Program.

Clayton E. Killinger. Mr. Killinger was elected Senior Vice President and Chief Financial Officer of CST Brands effective January 1, 2013. Previously, he served as Senior Vice President and Controller of Valero from July 2007 until January 2013. Before that, he served as Vice President and Controller of Valero from 2003 until July 2007. Mr. Killinger joined Valero in December 2001. Prior to joining Valero, Mr. Killinger, a Certified Public Accountant, was a partner with Arthur Andersen LLP, having joined that firm in 1983.

Stephan F. Motz. Mr. Motz was first elected Senior Vice President of CST Brands effective January 1, 2013, and became Senior Vice President and Chief Development Officer on March 11, 2013. He previously served as Vice President of U.S. Retail Asset Development and Administration of Valero from October 2003 until January 2013. Mr. Motz has served in various capacities with Valero and certain of its predecessor companies for 30 years.

Joseph V. Topper, Jr. Mr. Topper was appointed Chairman of the board of directors and Chief Executive Officer of the General Partner in December 2011. Mr. Topper has 26 years of management experience in the wholesale and retail fuel distribution business. In 1987, Mr. Topper purchased his family’s retail fuel business and five years later founded the Partnership’s predecessor, where he has been the Chief Executive Officer since 1992. Mr. Topper currently serves on the Board of Trustees for Villanova University and the Board of Directors for Lehigh Valley PBS. He is the past President of the Board for Lehigh Valley PBS and the Lehigh Valley PBS Foundation. He also served as a board member for the Good Shepherd Rehabilitation Hospital in Allentown. Mr. Topper holds a master of Business Administration degree from Lehigh University and a Bachelor of Science degree in Accounting from Villanova University. Mr. Topper is also a Certified Public Accountant.

John B. Reilly, III. Mr. Reilly was appointed as a director of the General Partner in May 2012. Mr. Reilly has also served as the President of City Center Investment Corp since October 2011. Prior thereto he was President of Landmark Communities and Managing Partner of Traditions of America since 2009. Mr. Reilly has 30 years of experience in commercial and residential real estate development and planning, finance management and law. Mr. Reilly serves as a trustee of Lafayette College and also served as the Chairman of the Board of Trustees for the Lehigh Valley Health Network. He holds a Juris Doctor degree from Fordham University Law School and a bachelor degree in economics from Lafayette College. He is a Certified Public Accountant and a member of the Pennsylvania Bar Association.

Gene Edwards. Mr. Edwards served as Executive Vice President and Chief Development Officer of Valero Energy Corporation until his retirement in April 2014. Mr. Edwards began his 32-year career with Valero as an Analyst in Planning & Economics and spent his tenure with Valero in various managerial positions Planning and Economics, Refinery Operations, Business Development, and Marketing. He was a director of the board of directors of CST Brands from May 2013 until December 2013. Mr. Edwards has served as a director of Green Plains Inc. (NASDAQ: GPRE) since June 2014 where he serves a member of the audit committee and compensation committee. He has also served as a director of PBF Energy Inc. (NYSE: PBF) since July 2014 where he serves on the nominating and governance committee. Mr. Edwards holds a Bachelor of Science degree in Chemical Engineering from Tulane University and a Masters degree in Business Administration from the University of Texas at San Antonio.

Justin A. Gannon. Mr. Gannon, a Certified Public Accountant, served as the National Leader for Merger and Acquisition Development at Grant Thornton LLP responsible for overseeing all M&A activity for the firm and facilitating a number of transactions. Prior to that role, he was office managing partner and regional managing partner for Grant Thornton. Prior to joining Grant Thornton in 2003, Mr. Gannon worked at Arthur Andersen as an audit partner since 1971. Mr. Gannon holds a Bachelor of Science degree in Accounting from Loyola Marymount University in the city of Los Angeles.

In connection with obtaining the written consent and /or waivers of default from the lenders party to the Credit Agreement as indicated above, the Partnership intends to request an increase in the borrowing capacity of the credit facility and seek certain other modifications in anticipation of the consummation of the General Partner Acquisition.

Also in connection with the consummation with the General Partner Acquisition, the Partnership intends to amend its wholesale supply agreement with Lehigh Gas-Ohio, LLC (“LGO”) (the “Supply Agreement”), subject to approval by the conflicts committee of the board of directors of the General Partner. The conflicts committee of the board of directors of the General Partner no less than annually reviews the dealer tank wagon (“DTW”) prices charged to LGO to ensure that the prices are not below reasonable market rates charged to similarly situated or otherwise comparable third-party sites over a representative period of time. The Supply Agreement currently provides that the Partnership charge LGO DTW pricing, which provides for a variable cent-per-gallon margin for each grade of product in effect at the time title to the product passes to LGO. However, since July 1, 2014, the amount charged to LGO has effectively been the equivalent of a fixed cent-per-gallon margin (“rack plus”). Accordingly, the Partnership intends to formally amend the pricing terms of the Supply Agreement to provide expressly for rack plus pricing.

Also as previously disclosed, contemporaneously with and subject to the closing of the General Partner Acquisition, the Partnership, LGC and LGO will enter into a series of transactions pursuant to which LGC will acquire, for an aggregate purchase price of $5.7 million and on terms to be approved by the conflicts committee of the board of directors of the General Partner, the wholesale fuel supply for 78 locations in Pennsylvania and New York currently supplied by the Partnership and the fuel supply by the Partnership to such sites will be terminated. In addition, subleases for 12 of the sites, which are currently leased to the Partnership, will be assigned to LGC or its affiliates.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which may include, but are not limited to, statements regarding the Partnership’s plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable expressions. Statements addressing operating performance, events, or developments that the Partnership expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon the Partnership’s current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Partnership’s control.

Among other risks and uncertainties, there can be no guarantee that the proposed General Partner Acquisition will be completed, or if it is completed, the time frame in which it will be completed. The proposed transaction is subject to the satisfaction of certain conditions contained in the purchase agreements. The failure to complete the proposed General Partner Acquisition could disrupt certain of the Partnership’s plans, operations, business, and employee relationships.

The forward-looking statements made herein are made as of the date hereof. The Partnership does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. The forward-looking statements made herein are made only as of the date of this report. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Although the Partnership does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the Partnership’s Form 10-K filed for the year ended December 31, 2013 and Form 10-Q for the quarter ended June 30, 2014 as well as in the Partnership’s other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP

	By:	Lehigh Gas GP LLC
its general partner

Dated: September 12, 2014	By:	/s/ Frank M. Macerato
	Name:	Frank M. Macerato
	Title:	General Counsel, Secretary & Chief Compliance Officer